Exhibit 99.2

WOODSTOCK HILLS LLC

UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

WOODSTOCK HILLS LLC

TABLE OF CONTENTS

PAGE

FINANCIAL STATEMENTS

Condensed Balance Sheets	2

Condensed Statements of Operations	3

Condensed Statements of Cash Flows	4

Condensed Notes to Financial Statements	5

WOODSTOCK HILLS, LLC
BALANCE SHEETS
MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	March 31,	December 31,
ASSETS	2011	2010
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$279,215	$140,251
Restricted Cash	-	-
Accounts Receivable	98,430	64,556
Prepaid Expenses	34,726	39,449
TOTAL CURRENT ASSETS	412,371	244,256

PROPERTY AND EQUIPMENT (Net)	4,395,202	4,493,369

OTHER ASSETS
Financing Costs (Net)	16,165	17,023

TOTAL ASSETS	$4,823,738	$4,754,648

LIABILITIES AND MEMBERSHIP CAPITAL
CURRENT LIABILITIES
Accounts Payable	$10,001	$11,158
Accrued Expenses	24,452	10,351
Current Portion of Notes Payable- Bank	251,842	251,842
TOTAL CURRENT LIABILITIES	286,295	273,351

LONG-TERM LIABILITIES
Notes Payable- Bank, net of current portion	1,168,158	1,168,158
Deferred Revenue	3,809,320	3,746,964
TOTAL LONG-TERM LIABILITIES	4,977,478	4,915,122

MEMBERSHIP CAPITAL	(440,035)	(433,825)

TOTAL LIABILITIES AND MEMBERSHIP CAPITAL	$4,823,738	$4,754,648

WOODSTOCK HILLS, LLC
STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010
	(Unaudited)	(Unaudited)
REVENUE
Electricity Sales	$204,719	$150,875
TOTAL REVENUE	204,719	150,875

OPERATING EXPENSES
General and Administrative Expenses	191,887	239,630
TOTAL OPERATING EXPENSES	191,887	239,630

OPERATING INCOME (LOSS)	12,832	(88,755)

OTHER INCOME
Interest Income	49	12
TOTAL OTHER INCOME	49	12

OTHER EXPENSE
Interest Expense	(19,091)	(35,955)
TOTAL OTHER EXPENSE	(19,091)	(35,955)

NET INCOME (LOSS)	$(6,210)	$(124,698)

WOODSTOCK HILLS, LLC
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	(6,210)	(124,698)
Adjustments to Reconcile Net Loss to Net Cash
Provided by Operating Activities:
Depreciation and Amortization	99,025	98,376
Change in assets and liabilities
Accounts Receivable	(33,874)	(32,482)
Prepaid Expenses	4,723	116
Accounts Payable	(1,157)	84,895
Accrued Expenses	14,101	(9,854)
Deferred Revenue	62,355	57,817
NET CASH PROVIDED BY OPERATING ACTIVITIES	138,963	74,170

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of Notes Payable - Bank	-	(138,784)
NET CASH USED IN FINANCING ACTIVITIES	-	(138,784)

NET INCREASE (DECREASE) IN CASH	138,963	(64,614)

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	140,252	229,695

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$279,215	$165,081

WOODSTOCK HILLS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010

1.	BACKGROUND AND BASIS OF PRESENTATION

The accompanying unaudited condensed interim financials have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations.  These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2010, contained in Juhl Wind, Inc’s 8 K/A, filed with the Securities and Exchange Commission on or about September 8, 2011.

In the opinion of management, the interim financial statements reflect all adjustments considered necessary for fair presentation.  The adjustments made to these statements consist only of normal recurring adjustments.  The results reported in these condensed interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

The Company, a limited liability company organized in Delaware, operates a 10.2 megawatt wind powered electric generating facility.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
CASH AND CASH EQUIVALENTS
The Company maintains cash balances at one financial institution located in Minnesota. Accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

ACCOUNTS RECEIVABLE
Credit terms are extended to customers in the normal course of business. The Company performs ongoing credit evaluations of its customer’s financial condition and, generally, requires no collateral.

Trade accounts receivable are recorded at their estimated net realizable value, net of an allowance for doubtful accounts.  The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts will be collectible in all material respects and thus an allowance is not necessary.  Accounts are considered past due if payment is not made on a timely basis in accordance with the Company’s credit terms.  Accounts considered uncollectible are written off.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Major renewals and improvements are capitalized, while replacements, maintenance, and repairs, which do not improve or extend the life of the respective assets, are expensed currently.  Property and equipment are being depreciated over their estimated useful life using the single-line method.

Major categories of property and equipment include turbines and other equipment with depreciable lives ranging from 5 – 20 years.

LONG-LIVED ASSETS
Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset.  If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value.  Fair value is determined through various valuation techniques including, but not limited to discounted cash flow models, quoted market values and third party independent appraisals.

WOODSTOCK HILLS, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2011 AND 2010

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d)
FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, receivables and payables approximates their fair value.  The carrying amount of notes payable approximate fair value because of the financing had been recently completed within four months of the financial statement date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  The Company uses estimates and assumptions in accounting for the following significant matters, among others:  deferred revenue and other contingencies.  Accordingly, actual may differ from previously estimated amounts, and such differences may be material to the financial statements.  The Company periodically reviews estimates and assumptions, and the effects of any such revisions are reflected in the period in which the revision is made.

REVENUE RECOGNITION
Revenue from the production and sale of electricity is recognized when produced and transferred to the customer.

INCOME TAXES

The Company is organized as a limited liability company under the state of Delaware statutes.  This type of organization is taxed as a partnership for federal and state income tax purposes.  Under these provisions of partnership taxation, the LLC’s members are taxed individually on their share of the LLC’s net income or loss.  The allocation of net income or loss and tax credits is based upon the allocation percentages in the Limited Liability Company Agreement.

3.	CONCENTRATIONS, RISKS AND UNCERTANTIES
The Company derives approximately 99% of its revenue from sales to one customer for the three months ended March 31, 2011 and 2010.  At March 31, 2011 and 2010, all of the accounts receivable were from one customer.

4.	NOTES PAYABLE - BANK
Notes Payable-bank consists of the following:

	March 31, 2011	December 31, 2010
5.5% Note payable to bank, due January 2016, payable in quarterly installments of $82,031, collateralized by Woodstock Hills assets including turbines and improvements, rights to payment under leases and the power purchase contract	$1,420,000	$1,420,000
Less current portion	(251,842)	(251,842)
Long-Term portion	$1,168,158	$1,168,158

Interest paid during the three months ended March 31, 2011 and 2010 was $19,091 and $35,955, respectively.

5.	SUBSEQUENT EVENT
On April 28, 2011, Juhl Wind paid $400,000 to acquire a 99.9% ownership interest in Woodstock Hills.